Exhibit 23.02

28th August 2025

To Whom It May Concern

LAO Professionals consent to the inclusion of its audit report in the financial statements of Radiant Strategies Corporation for the fiscal period ended April 30, 2025 in the company’s Registration Statement on Form S-1 and the filing of this consent as an exhibit to the Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Yours faithfully,

For: LAO Professionals

Lateef Awojobi, FCA